UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2016

MINDBODY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37453	20-1898451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4051 Broad Street, Suite 220

San Luis Obispo, California 93401

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (877) 755-4279

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2016, MINDBODY, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  Present at the Annual Meeting, in person or by proxy, were holders of 14,469,994 shares of Class A Common Stock, representing 14,469,994 votes of Class A Common Stock, and holders of 21,261,518 shares of Class B Common Stock, representing 212,615,180 votes of Class B Common Stock, together representing a total of 227,085,174 votes, or more than 91.5% of the eligible votes, and constituting a quorum.

Each share of Class A Common Stock was entitled to one vote on each proposal and each share of Class B Common Stock was entitled to ten votes on each proposal.  The Class A Common Stock and Class B Common Stock voted as a single class on all matters.

The matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below.

1.

Election of Class I Directors.  Each of the following nominees was elected to serve as a Class I director, to hold office until the Company’s 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified.  The vote for each director nominee is set forth in the table below:

Nominees	For	Withhold	Broker Non-Votes
Gail Goodman	223,518,828	94,069	3,472,277
Jeremy Levine	221,334,236	2,278,661	3,472,277
2.

Ratification of Appointment of Independent Registered Public Accounting Firm.  The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the stockholders based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
227,057,413	5,244	22,517	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDBODY, INC.

By:	/s/Kimberly G. Lytikainen
Kimberly G. Lytikainen General Counsel and Secretary

Date:  June 14, 2016